Exhibit 99.1

Yum China Expands Share Repurchase Authorization by $1 Billion

SHANGHAI, November 2, 2023 -- Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC and HKEX: 9987) today reported that its Board of Directors (the "Board") has increased the Company's share repurchase authorization by $1 billion to an aggregate of $3.4 billion.

From 2017 to November 1, 2023, the Company repurchased approximately 36 million shares of common stock for $1.6 billion. This increase brings the total remaining authorization to approximately $1.8 billion.

"The Board's approval to expand our share repurchase program aligns with our capital allocation plan we articulated during our Investor Day in September —— to return $3 billion to shareholders through dividends and share repurchases from 2024 to 2026. Over the past three years, we have fortified our resilience, strengthened our competitive position, and laid the foundation for future growth. With the recent launch of our “RGM 2.0” strategy, we are confident in our capabilities to harness the vast growth opportunities China continues to offer," said Joey Wat, CEO of Yum China. "Bolstered by our strong balance sheet and robust cash flow generating capabilities, we are well-positioned to effectively balance operational needs, invest for long-term growth and return capital to shareholders."

Yum China may repurchase shares under this authorization from time to time in the open market or, subject to applicable regulatory requirements, through privately negotiated transactions, block trades, accelerated share repurchase transactions and the use of Rule 10b5-1 trading plans. The authorization has no expiration date.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's business strategy and capital allocation strategy. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “goal,” "expect," "expectation," "believe," "anticipate," "may," "could," "intend," "belief," "plan," "estimate," "target," "predict," "project," "likely," "will," "continue," "should" or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding goal for shareholder return through dividends and share repurchases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward- looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has over 400,000 employees and operates over 14,000 restaurants under six brands across 1,900 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. Taco Bell offers innovative Mexican-inspired food. Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:

Tel: +86 21 2407 7556 /+852 2267 5801

IR@YumChina.com

Media Contact:

Tel: +86 21 2407 7510

Media@YumChina.com